Exhibit 10.2

Appendix 1: Shareholder Voting Proxy Agreement

This Shareholder Voting Proxy Agreement (hereinafter referred to as “the Agreement”) is signed among the following parties on September 25, 2022 in [Chengdu], China.

Party A:	XIAO MAN INTERNATIONAL HOLDINGS CO., LTD., a limited company that is incorporated and exists under the laws of [BRITISH VIRGIN ISLANDS]. Address: [CRAIGMUIR CHAMBERS, ROAD TOWN, TORTOLA, VG 1110, BRITISH VIRGIN ISLANDS];

Party B:	FENG LI, a Chinese natural person. ID number: [110102198812080422], contact address: [118 PISTACIA LANE, POMONA CA 91767 USA];

YVONNE WANG, an American natural person. Passport number: [521871101], contact address: [118 PISTACIA LANE, POMONA CA 91767 USA];
WEI LI, a Chinese Hong Kong natural person. ID number: [R613530 (6)], contact address: [118 PISTACIA LANE, POMONA CA 91767 USA];

Party C:	Kiwa Bio-Tech Products Group Corporation, a company that is incorporated and exists under the laws of [Nevada, US]. Address: [118 PISTACIA LANE, POMONA CA 91767 USA].

WHEREAS:

1. Up to the date of signing the Agreement, Party B has served as Party C’s shareholder, Feng LI has held 250,000 series A preferred shares of Party C, Yvonne WANG has held 250,000 series A preferred shares of Party C, Wei LI has held 811,148 series B preferred shares of Party C and 1,903,542 ordinary shares of Party C (hereinafter referred to as “Party C’s shares”);

2. Party A and Party B has signed a Cooperation Agreement on the date of signing the Agreement, pursuant to which Party A and Party B carry out a series of cooperation on Party C’s restructuring and capital operation.

3. In order to ensure the performance of the Cooperation Agreement and Party A’s legitimate rights and interests, Party A, Party B, and Party C intend to sign the Agreement on matters including Party A’s role of proxy for Party B on the shareholders’ voting rights. Party B intends to entrust individuals or entities designated by Party A to exercise the entrusted rights enjoyed in Party C (defined below), and Party A also intends to designate such individuals or entities to accept the proxy of rights.

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After friendly negotiation, the parties hereby unanimously agree as follows:

1. Entrusted Rights

1.1	Party B unconditionally and irrevocably pledge that it will sign the Letter of Authorization (hereinafter referred to as “the Letter of Authorization”) attached to the Agreement with the same content and format after the Agreement takes effect. This shall respectively authorize Party A or directors appointed by Party A and liquidators or other successors (hereinafter referred to as “the proxy”) who perform the duties of such directors in accordance with Party A’s instructions to exercise the rights enjoyed as Party C’s shareholders. The rights shall be all the shareholder rights enjoyed in accordance with Party C’s then-effective constitutional documents and applicable laws and regulations, and the proxy shall excise corresponding rights on behalf of Party B in all major matters of Party C. Such rights (hereinafter referred to as “the entrusted rights”) include but are not limited to:

1)	Proposing, convening, and attending Party C’s shareholders’ general meetings in accordance with Party C’s constitutional documents;

2)	Exercising Party B’s all shareholder rights and shareholder’s voting rights, including but not limited to dividend rights and the rights to sale, transfer, pledge, or dispose Party C’s shares. These rights are enjoyed according to applicable laws (including any laws, regulations, rules, notices, interpretations, or other binding documents issued by any central or local legislative, executive, or judicial department before or after the execution of the Agreement, hereinafter referred to as “the laws”) and Party C’s constitutional documents (including any other shareholders’ voting rights provided for by amendments to the constitutional documents);

3)	Signing documents (including minutes of shareholders’ general meetings) and filing documents with relevant company registries;

4)	Deciding matters concerning the submission and registration of documents related to Party C with government departments; and

5)	Exercising any shareholder rights to process Party C’s assets by operation of law, including but not limited to the rights to manage Party C’s asset-related business, use Party C’s revenues, and obtain its assets.

1.2 Party B agrees that Party A has the right to assign the entrusted rights, and is able to entrust other parties on its own to handle the matters under Article 1.1. The proxy and/or Party A exercise the entrusted rights just as Party B personally exercise the shareholder rights. The premise of the authorization and proxy of the entrusted rights is that the proxy are Party A’s members of the board of directors or Chinese citizens designated by the board of directors through consultation, and Party B agrees to the above authorization and proxy of rights. When Party A issues a written notice of replacing the proxy to Party B, Party B shall immediately designate other entities or Chinese citizens designated by Party A to exercise the above entrusted rights, and sign the Letter of Authorization in the content and format of Appendix 1 to the Agreement. Once a new Letter of Authorization is formulated, it shall replace the original one. Meanwhile, Party B shall also announce or explain that the original one has been abolished by issuing a notice to relevant persons or other public forms. Additionally, Party B shall not revoke the proxy of rights and authorization made to the proxy and/or Party A.

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1.3 For any legal consequences resulted from the exercise of the above entrusted rights by the proxy and/or Party A, Party B shall confirm and recognize them, and bear the corresponding legal liability.

1.4 All acts relevant to Party C’s shares and/or the entrusted rights exercised by the proxy and/or Party A shall be deemed Party B’s own acts, and all signed documents thereby shall be deemed to be signed by Party B. The proxy and/or Party A may conduct the above behaviors of their own free will without requesting Party B’s prior consent. However, the proxy and/or Party A shall notify Party B timely after Party C’s resolution or the proposal to hold Party C’s extraordinary shareholders’ meeting is made. Party B hereby acknowledges and approves such acts and/or documents of the proxy and/or Party A.

1.5 Within the validity of the Agreement, Party B agrees and confirms that, without Party A’s prior written consent, it shall not exercise all rights in relation to Party C’s shares that have been authorized to Party A and/or the proxy in the Agreement on its own.

1.6 Party B’s successors, then shareholders of Party C’s shares, assignee, creditors, and other persons who may obtain Party C’s shares or related rights as a result of the following circumstances, shall not affect or hinder the performance of the Agreement. These circumstances include Party B’s death, loss of capacity for action, dissolution, inheritance, bankruptcy, or other situations that may affect Party B’s exercise of Party C’s shares held by Party B. Therefore, the persons who acquire Party C’s shares or relevant rights shall be regarded as the signatory party to the Agreement, and shall inherit/undertake all of Party B’s rights and obligations under the Agreement.

1.7 Party B hereby pledges that Party B’s authorization under Article 1 will not give rise to any actual or potential conflict of interest between Party B and Party A and/or the proxy.

2. Right to Learn the Truth

2.1	For the purpose of exercising the entrusted rights under the Agreement, Party A and/or the proxy are entitled to acquire information about Party C’s company operations, business, customers, finance, employees, and other relevant information, and to consult Party C’s relevant data. Party C shall cooperate fully with this.

3. Exercise of the Entrusted Rights

3.1	Party B shall provide sufficient assistance to the proxy and/or Party A in exercising the entrusted rights, including signing relevant legal documents in a timely manner when necessary (for example: to meet the requirements of documents submitted for approval, registration, and filing by government departments, or of laws and regulations, normative documents, corporate constitutional documents, or other governmental instructions or orders). These legal documents include but are not limited to resolution of Party C’s shareholders’ meetings by the proxy and/or Party A, or a letter of authorization stating the specific scope of authorization (if required by relevant laws and regulations, constitutional documents, or other normative documents).

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3.2	Party B irrevocably agrees that when Party A makes a written request related to the exercise of the entrusted rights, Party B shall, in accordance with the provisions of the written request, take action within three (3) days after receiving the request to satisfy Party A’s request for exercising the entrusted rights.

3.3	At any time during the term of the Agreement, if the authorization or exercise of the entrusted rights under the Agreement cannot be realized for any reason (except for the breach of the Agreement by Party B or Party C), the parties shall immediately propose the most analogous alternative to the unrealized provisions. Moreover, the parties also need to sign a supplementary agreement to amend or adjust the terms of the Agreement when necessary, thus ensuring that the purpose of the Agreement can continue to be achieved.

4. Disclaimer and Compensation

4.1	The parties confirm that, under any circumstances, Party A shall not be required to assume any responsibility or make any financial or other compensation to other parties or any third party for its exercise and/or its designated proxy’s exercise of the entrusted rights under the Agreement.

4.2	Party B and Party C agree to compensate Party A for all losses incurred or likely to be suffered by Party A as a result of its exercise and/or the exercise of the entrusted rights by its designated proxy. These losses include but are not limited to any losses arising from any lawsuit, recovery, arbitration, claim, or administrative investigation or punishment by a government authority brought against Party B by any third party. In the event of loss due to the intentional or gross negligence of Party A and/or the proxy, such loss shall not be compensated.

5. Declarations and Guarantees

5.1 Party B hereby declares and warrants as follows:

5.1.1	Party B has full and independent legal status and legal capacity, and has been duly authorized to sign, deliver, and perform the Agreement, and may act independently as a subject of litigation.

5.1.2	Party B enjoys the full right and authority to sign and deliver the Agreement and all other documents to be signed regarding the transactions described in the Agreement, and it owns the full right and authority to complete the above transactions. This Agreement shall be legally and duly signed and delivered by Party B, constitutes a lawful, binding obligation to it, and may be enforced in accordance with the terms of the Agreement.

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5.1.3	Party B, at the time of entry into force of the Agreement, is Party C’s legitimate shareholder on the share registers. Except for the rights set forth in the Agreement, the Equity Pledge Agreement, and the Exclusive Option Agreement, there is no third party right on the entrusted rights. In accordance with the Agreement, Party A and/or the proxy may fully exercise the entrusted rights according to Party C’s effective constitutional documents at that time.

5.1.4	Party B’s conduct in signing, delivering, and performing the Agreement, as well as completing the transactions under the Agreement, shall not violate the provisions of applicable laws, and shall not violate any agreement, contract, or other arrangement with binding force for Party B between Party B and any third party.

5.2 Party A and Party C hereby declare and warrant as follows:

5.2.1	Party A and Party C are companies duly registered and legally subsisting under the laws of their places of incorporation, with independent legal personality status; have full and independent legal status and legal capacity to execute, deliver, and perform the Agreement and either party may independently be a party to the subject matter of the action.

5.2.2	Party A and Party C have full right and authority within their companies to enter into and deliver the Agreement and all other documents to be executed by them in connection with the transactions described herein, and they have the full right and authority to consummate the transactions described herein.

5.3 Party C further declares and warrants as follows:

5.3.1	Party B is Party C’s legitimate shareholder on the share registers at the time this Agreement comes into effect. There are no third party rights in the entrusted rights other than those created by this Agreement, the Equity Pledge Agreement, and the Exclusive Option Agreement. In accordance with the Agreement, Party A and/or the proxy may fully exercise the entrusted rights according to Party C’s effective constitutional documents at that time.

5.3.2	The execution, delivery and performance by Party C of this Agreement and the consummation of the transactions hereunder are not in violation of the provisions of the laws of the State of Nevada, USA, or any of Party C’s charters, rules and regulations, or other organizational documents, and are not in violation of any agreement, contract or other arrangement concluded by Party C with any third party and binding on it.

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6. Assignment

Party A has the right to transfer this Agreement and/or its rights related to this Agreement to any other person or entity at its discretion without prior notice to Party B or Party C, or obtaining consent from Party B or Party C. Party B and Party C shall cooperate unconditionally with Party A in the assignment of this Agreement and shall execute all agreements and other documents necessary for the completion of such assignment when requested by Party A.

7. Term of the Agreement

7.1	This Agreement shall be effective and irrevocable and shall continue in force from the date of signature unless terminated in accordance with Article 7.2 of this Agreement.

7.2	This Agreement shall automatically terminate upon the date on which Party A or the nominee is duly registered as a shareholder of Party C.

8. Liabilities for Breach of Contract

8.1	The parties agree and acknowledge that any breach by either party (hereinafter referred to as the “Defaulting Party”) of any of the covenants made hereunder or any failure or delay in the performance of any of its obligations hereunder shall constitute a default under this Agreement (hereinafter referred to as a “Default”) and that any of the other non-defaulting parties (hereinafter referred to as the “Non-defaulting Party”) shall be entitled to require the Defaulting Party to make good or remedy the breach within a reasonable period of time. If the Defaulting Party does not remedy the situation or take remedial action within a reasonable period of time or within ten (10) days after any other parties have notified the Defaulting Party in writing and made a request for remedy, then:

8.1.1	If Party B or Party C is the Defaulting Party, the Non-defaulting Party is entitled to claim damages from the Defaulting Party;

8.1.2	If Party A is the Defaulting Party, the Non-defaulting Party shall waive Party A’s obligation to pay damages, and shall not have any right to terminate or rescind this Agreement in any circumstances unless otherwise provided by law.

8.2	Notwithstanding any other provision of this Agreement, the effect of the provisions of Article 8 shall not be affected by the termination of the Agreement.

9. Responsibility for Confidentiality

The parties acknowledge that any oral or written information exchanged by either party in connection with this Agreement is confidential. Either Party shall keep all such information confidential and shall not disclose any such information to any third party without the written consent of the other Parties, except: (a) where such information is publicly known (but not disclosed to the public by one of the recipients of the information); (b) where such disclosure is required by applicable law or the rules or regulations of any stock exchange; or (c) where disclosure is required by either Party to its legal counsel or financial adviser in connection with a transaction under this Agreement and such legal counsel or financial adviser is subject to obligations of confidentiality similar to those in this Article. Any disclosure of any confidential information by a person or body employed by either party shall be deemed to be a disclosure of such confidential information by such party, and such party shall be liable for any breach of the Agreement. This Article shall continue in force notwithstanding the termination of this Agreement for any reason whatsoever.

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10. Governing Laws and Dispute Resolution

10.1	The laws of the State of Nevada, USA shall govern the execution, validity, interpretation, performance, modification, and termination of this Agreement and the settlement of disputes hereunder.

10.2	In the event of any dispute arising out of the interpretation and performance of this Agreement, the parties shall first settle the dispute by amicable negotiation. If the dispute cannot be settled by negotiation, then either party may submit it to arbitration in Hong Kong by the Hong Kong International Arbitration Centre in accordance with its arbitration rules for the time being in force. The arbitration award shall be final and binding on every party. The arbitration agency or arbitrator shall have the right to grant any relief in accordance with the terms of this Agreement and applicable legal awards, including interim and permanent injunctive relief (such as injunctive relief for business conduct or compulsory transfer of assets), adjudication on actual performance of contractual obligations, an award to indemnify or set-off Party A with Party B’s equity interests, assets (including but not limited to property interests) for losses caused to Party A as a result of a breach of contract by other parties to this Agreement, the award of injunctive relief in relation to the business or compulsory transfer of assets, and liquidation orders against Party B. After the arbitration award has become effective, either party shall have the right to apply to a court of competent jurisdiction for enforcement of the arbitration award. Where necessary, the arbitration agency shall have the right to decide that the Defaulting Party shall immediately cease the breach or that the Defaulting Party shall refrain from acts which may cause further damage to Party A before making a final decision on the dispute among the parties. A court of the State of Nevada, USA or other courts of competent jurisdiction (including a court in which Party C is domiciled or a court in which Party C or Party A’s principal assets are located shall be deemed to have jurisdiction) shall also have the power to grant or enforce an award of the arbitration tribunal and to award or enforce interim relief with respect to Party C’s equity interests, assets or property interests, and to grant interim relief to the party initiating arbitration while awaiting the formation of the arbitration tribunal or under other appropriate circumstances. For example, a ruling or judgment that the Defaulting Party shall immediately cease the default or that the Defaulting Party shall not engage in conduct that would cause Party A to suffer further damages.

11. Amendments, Variations and Supplements, and Texts

11.1	Any amendments, variations and supplements to this Agreement shall be made in writing and shall become effective upon signature or seal of the parties and completion of government registration procedures (where applicable).

11.2	This Agreement shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede all prior negotiations, representations and contracts, both oral and written, with respect to the subject matter hereof, except for any amendments, supplements or variations made in writing after the execution of this Agreement.

11.3	The Agreement is made in five (5) copies, with Party A, Party B, and Party C each holding one (1) copy, which has the same legal effect.

[Remainder of this page is intentionally left blank.]

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(There is no text on this page, which is the signature page of the Shareholder Voting Proxy Agreement)

IN WITNESS WHEREOF, the parties have caused this Shareholder Voting Proxy Agreement to be executed as of the date and place set out at the beginning of this agreement.

XIAO MAN INTERNATIONAL HOLDINGS CO., LTD.

Authorized representative (signature):

In case of any objection, the Appendix’s Chinese version shall prevail.

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(There is no text on this page, which is the signature page of the Shareholder Voting Proxy Agreement)

IN WITNESS WHEREOF, the parties have caused this Shareholder Voting Proxy Agreement to be executed as of the date and place set out at the beginning of this agreement.

FENG LI (signature)

In case of any objection, the Appendix’s Chinese version shall prevail.

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(There is no text on this page, which is the signature page of the Shareholder Voting Proxy Agreement)

IN WITNESS WHEREOF, the parties have caused this Shareholder Voting Proxy Agreement to be executed as of the date and place set out at the beginning of this agreement.

YVONNE WANG (signature)

In case of any objection, the Appendix’s Chinese version shall prevail.

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(There is no text on this page, which is the signature page of the Shareholder Voting Proxy Agreement)

IN WITNESS WHEREOF, the parties have caused this Shareholder Voting Proxy Agreement to be executed as of the date and place set out at the beginning of this agreement.

WEI LI (signature)

In case of any objection, the Appendix’s Chinese version shall prevail.

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(There is no text on this page, which is the signature page of the Shareholder Voting Proxy Agreement)

IN WITNESS WHEREOF, the parties have caused this Shareholder Voting Proxy Agreement to be executed as of the date and place set out at the beginning of this agreement.

Kiwa Bio-Tech Products Group Corporation

Authorized representative (signature):

In case of any objection, the Appendix’s Chinese version shall prevail.

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Appendix 2: Letter of Authorization

Date: September 25, 2022

Shareholder WEI LI (the “Shareholder”) is registered as holding 4.5% of the shares of Kiwa Bio-Tech Products Group Corporation (the “Company”). The Shareholder hereby irrevocably authorize XIAO MAN INTERNATIONAL HOLDINGS CO., LTD. (the “Authorized Person”) and its designated representative to exercise the entrusted rights as described and defined in the Shareholder Voting Proxy Agreement (the “Agreement”) dated September 25, 2022, among the Shareholder, the Company, and the Authorized Person.

This Letter of Authorization shall run concurrently with the Agreement and shall be irrevocable.

In case of any objection, the Appendix’s Chinese version shall prevail.

Name of shareholder (signature)

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Appendix 2: Letter of Authorization

Date: September 25, 2022

Shareholder YVONNE WANG (the “Shareholder”) is registered as holding 37.5% of the shares of Kiwa Bio-Tech Products Group Corporation (the “Company”). The Shareholder hereby irrevocably authorize XIAO MAN INTERNATIONAL HOLDINGS CO., LTD. (the “Authorized Person”) and its designated representative to exercise the entrusted rights as described and defined in the Shareholder Voting Proxy Agreement (the “Agreement”) dated September 25, 2022, among the Shareholder, the Company, and the Authorized Person.

This Letter of Authorization shall run concurrently with the Agreement and shall be irrevocable.

In case of any objection, the Appendix’s Chinese version shall prevail.

Yvonne Wang
Name of shareholder (signature)

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Appendix 2: Letter of Authorization

Date: September 25, 2022

Shareholder FENG LI (the “Shareholder”) is registered as holding 37.5% of the shares of Kiwa Bio-Tech Products Group Corporation (the “Company”). The Shareholder hereby irrevocably authorize XIAO MAN INTERNATIONAL HOLDINGS CO., LTD. (the “Authorized Person”) and its designated representative to exercise the entrusted rights as described and defined in the Shareholder Voting Proxy Agreement (the “Agreement”) dated September 25, 2022, among the Shareholder, the Company, and the Authorized Person.

This Letter of Authorization shall run concurrently with the Agreement and shall be irrevocable.

In case of any objection, the Appendix’s Chinese version shall prevail.

Name of shareholder (signature)

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